01/13/06

Wyeth-Teva Settlement Finalized

        Madison, N.J., January 13, 2006 — Wyeth announced today that the settlement of the litigation between Wyeth (NYSE:WYE) and Teva (NASDAQ:TEVA) concerning Teva's application to market a generic version of Wyeth's Effexor® XR extended release venlafaxine capsules became effective today upon the entry of certain orders by the United States District Court for the District of New Jersey and the execution of certain settlement documents by the parties. The final terms of the settlement are consistent with the terms previously disclosed by Wyeth.

        Wyeth is one of the world's largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide. The Company's major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

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Douglas Petkus
Wyeth
973-660-5218

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Wyeth
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